EXHIBIT 10.133
AMENDMENT NO. 1 TO AMENDED AND RESTATED FINANCING AGREEMENT
AND WAIVER
     AMENDMENT NO. 1 TO AMENDED AND RESTATED FINANCING AGREEMENT AND WAIVER (this “Amendment”) is entered into as of February 1, 2009, by and among CYNTHIA STEFFE ACQUISITION, LLC, a New York limited liability company (“CS Acquisition”), S.L. DANIELLE ACQUISITION, LLC a New York limited liability company (“Danielle Acquisition”), BERNARD CHAUS, INC. a New York corporation (“Chaus” and together with CS Acquisition and Danielle Acquisition, collectively, the “Company”) and THE CIT GROUP/COMMERCIAL SERVICES, INC. (“CIT”) as agent (in such capacity, “Agent”) for itself and the various other financial institutions (together with CIT, collectively, the “Lenders”) named in or which hereafter become a party to the Financing Agreement (as hereafter defined).
BACKGROUND
     The Company, Agent and Lenders are parties to an Amended and Restated Financing Agreement dated as of September 18, 2008 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”) pursuant to which Agent and Lenders provide financial accommodations to Company.
     The Company has requested that Agent and Lenders: (a) amend the Financing Agreement as hereinafter provided, and (b) waive certain Events of Default existing on the date hereof as hereinafter provided, and in each instance, Agent on behalf of Lenders is willing to do so on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Company by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.
     2. Amendments to Financing Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Financing Agreement is hereby amended as of the date hereof as follows:
          (a) Section. 1 of the Financing Agreement is hereby amended in order to modify the definition of the term “Special Reserve” as follows:
               “Special Reserve” shall mean $2,000,000 at all times.
          (b) The LIBOR option for Revolving Loans provided for in the Financing Agreement is hereby eliminated, and all Revolving Loans hereafter made pursuant to the Financing Agreement shall only be Base Rate Loans. Furthermore, the Company shall not hereafter request or receive, or continue, any LIBOR Loans, and additionally, no Base Rate Loans shall hereafter be converted into LIBOR Loans. Additionally, the definition of “Applicable Margin “ appearing in Section 1 of the Financing Agreement is hereby amended to read as follows: “Applicable Margin for Base Rate Loans shall mean one percent (1%).”

          (c) Supplementing the Fiscal Quarter end test periods and Tangible Net Worth requirements set forth in sub-clause (a) of Paragraph 7.10 of Section 7 of the Financing Agreement, an additional test period and Tangible Net Worth requirement is also to be included in such sub-clause, by adding the following provision immediately at the end of such sub-clause: “Without limiting the foregoing, the Company shall also maintain as of its financial statement date of February 28, 2009, a Tangible Net Worth of not less than $4,667,000 (the “Month End February, 2009 Tangible Net Worth Covenant”). In this regard, the Company will furnish to the Agent and each Lender a consolidated financial statements, by no later than April 10, 2009, certified by an authorized financial or accounting officer of the Borrowing Agent, accompanied by an officer’s compliance certificate, signed by the President, Vice President, Controller, Chief Financial Officer or Treasurer, pursuant to which any one such officer must certify whether or not the calculations based upon the above referenced financial statements demonstrate compliance with the Month End February, 2009 Tangible Net Worth Covenant.”
          (d) Supplementing the Fiscal Quarter end test periods and minimum EBITDA requirements set forth in sub-clause (b) of Paragraph 7.10 of Section 7 of the Financing Agreement, an additional test period and minimum EBITDA requirement is also to be included in such sub-clause, by adding the following provision immediately at the end of such sub-clause: “Without limiting the foregoing, the Company shall also maintain for the eight month period ending February 28, 2009, a minimum EBITDA of not less than a negative $674,000 (the “Month End February, 2009 Minimum EBITDA Covenant”). In this regard, the Company will furnish to the Agent and each Lender consolidated financial statements, by no later than April 10, 2009, certified by an authorized financial or accounting officer of the Borrowing Agent, accompanied by an officer’s compliance certificate, signed by the President, Vice President, Controller, Chief Financial Officer or Treasurer, pursuant to which any one such officer must certify whether or not the calculations based upon the above referenced financial statements demonstrate compliance with the Month End February, 2009 Minimum EBITDA Covenant.”
          (e) Supplementing the Fiscal Quarter end test periods and Leverage Ratio requirements set forth in sub-clause (c) of Paragraph 7.10 of Section 7 of the Financing Agreement, an additional test period and Leverage Ratio requirement is also to be included in such sub-clause, by adding the following provision immediately at the end of such sub-clause: “Without limiting the foregoing, the Company shall also maintain as of its financial statement date of February 28, 2009, a maximum Leverage Ratio of not more than 5.60 to 1.00 (the “Month End February, 2009 Maximum Leverage Ratio Covenant”). In this regard, the Company will furnish to the Agent and each

Lender consolidated financial statements, by no later than April 10, 2009, certified by an authorized financial or accounting officer of the Borrowing Agent, accompanied by an officer’s compliance certificate, signed by the President, Vice President, Controller, Chief Financial Officer or Treasurer, pursuant to which any one such officer must certify whether or not the calculations based upon the above referenced financial statements demonstrate compliance with the Month End February, 2009 Maximum Leverage Ratio Covenant.”
     3. Waivers of Existing Events of Default. The Agent and the Lenders each hereby waive compliance by the Company with the covenants set forth in sub-clauses (a) referring to Tangible Net Worth, (b) referring to Minimum EBITDA, and (c) referring to Leverage Ratio, of Paragraph 7.10 of Section 7 of the Financing Agreement, as in effect prior hereto, solely with respect to the Fiscal Quarter test period ended on December 31, 2008, in relation to each of such covenants ended on such date (the “Current Defaults”). The Agent and the Lenders each further agree that the Current Defaults shall not constitute Defaults and/or Events of Default under the Financing Agreement and that the Agent and the Lenders each hereby waive any and all rights it may have to accelerate any of the Obligations and exercise any other remedies against the Company or the Collateral as a result thereof. Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. Except to the extent set forth herein, this Amendment shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not the Agent or any Lender has knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever. This Amendment is without prejudice to, and specifically reserves, all of the rights and remedies of the Agent and each Lender against the Company under the Financing Agreement, all of which are hereby ratified and remain in full force and effect. The Company shall comply with all covenants set forth in the Financing Agreement, as amended herein, after the date of this Amendment.
     4. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:
a.	Agent’s receipt of four (4) copies of this Amendment No. 1 duly executed by the Company and the Guarantors;

b.	Agent’s receipt, for its own benefit and the ratable benefit of the Lenders, of payment of an amendment and waiver fee of $25,000.00, which fee shall be due and payable concurrently with the execution of this Amendment and which shall be charged to the Company’s account with Agent; and

c.	Agent shall have received such other certificates, instruments, documents and agreements as may reasonably be required by Agent or its counsel, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel.

5. Representations and Warranties. Company hereby represents and warrants’ as follows:
          (a) This Amendment and the Financing Agreement, as modified hereby, constitute legal, valid and binding obligations of Company and are enforceable against Company in accordance with their respective terms.
          (b) Company hereby reaffirms all covenants, representations and warranties made in the Financing Agreement as amended herein are true and correct in all material respects and agrees that all such covenants, representations and warranties, as applicable, shall be deemed to have been remade as of the effective date of this Amendment (except to the extent of changes resulting from transactions contemplated or permitted by the Financing Agreement and the other Loan Documents and except to the extent that such representations and warranties relate expressly to an earlier date).
          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.
          (d) As of the date hereof, Company has no defense, counterclaim or offset with respect to the Financing Agreement.
     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.
     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     8. Counterparts. Facsimile Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
     9. Effect on the Financing Agreement.
     (a) Upon the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Financing Agreement as modified hereby.
     (b) Except as specifically modified hereby, the Financing Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
     (c) The security interests and liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Company in all respects.
IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

CYNTHIA STEFFE ACQUISITION, LLC
By:	/s/ Barton Heminover
Title: Chief Financial Officer

S.L. DANIELLE ACQUISITION, LLC
By:	/s/ Barton Heminover
Title: Chief Financial Officer

BERNARD CHAUS, INC.
By:	/s/ Barton Heminover
Title: Chief Financial Officer

THE CIT GROUP/COMMERCIAL SERVICES, INC., As Agent and Lender
By:	/s/ Kevin J. Winsch Kevin J. Winsch
Title: SR. Vice President

GUARANTOR ACKNOWLEDGMENT
     Each of the undersigned hereby acknowledges and agrees that, notwithstanding the execution of the foregoing Amendment No. 1, the consummation of the amendments, waivers and other transactions contemplated thereby, (1) all of the terms and conditions, representations and covenants contained in any agreements and/or arrangements of the undersigned with the Agent and/or the Lenders shall not be changed, limited or otherwise adversely affected in any manner, including without limitation any of the Loan Documents to which undersigned are a party, all of which shall remain in continuous full force and effect in accordance with their respective terms and (ii) the security interests and liens theretofore granted, pledged and/or assigned under any and all of the above mentioned agreements and/or arrangements of the undersigned, as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of Amendment No. 1.

BERNARD CHAUS INTERNATIONAL (HONG KONG), INC.

By:	/s/ Barton Heminover
Title:	Chief Financial Officer

BERNARD CHAUS INTERNATIONAL (KOREA), INC,

By:	/s/ Barton Heminover
Title:	Chief Financial Officer

BERNARD CHAUS INTERNATIONAL (TAIWAN), INC.

By:	/s/ Barton Heminover
Title:	Chief Financial Officer